UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 2, 2010
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33801 (Commission File Number)	51-0424817 (IRS Employer Identification No.)

One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas (Address of principal executive offices)	76116 (Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 2, 2010, the Board of Directors (the “Board”) of Approach Resources Inc. (the “Company”) appointed Alan D. Bell to serve as a member of the Board. Mr. Bell is expected to serve on the Audit Committee of the Board. The appointment increased the number of members of the Board to seven. Mr. Bell will receive an annual retainer, prorated for the partial year to be served in 2010, and meeting fees, in each case in a manner consistent with the retainer and fees paid to the Company’s other non-employee directors.

Item 7.01	Regulation FD Disclosure.
     On August 5, 2010, the Company issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the appointment of Mr. Bell to the Board.
     In accordance with general instruction B.2 to Form 8-K, information contained in this Item 7.01 and Exhibit 99.1 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), and such information shall not be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 5, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: August 6, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 5, 2010.

4